As filed with the Securities and Exchange Commission on September 1, 2005
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

SHELLS SEAFOOD RESTAURANTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	65-0427966
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

16313 N. Dale Mabry Highway
Suite 100
Tampa, Florida 33618
(Address, including zip code, of principal executive offices)

Shells Seafood Restaurants, Inc. 2002 Equity Incentive Plan
(Full Title of the Plan)

Leslie J. Christon
16313 N. Dale Mabry Highway
Suite 100
Tampa, Florida 33618
(813) 961-0944
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:
Sheldon G. Nussbaum, Esq. Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103 (212) 318-3000 Facsimile: (212) 318-3400

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.01 par value per share	2,126,714	$1.11 (2)	$2,360,653	$278
Common Stock, $0.01 par value per share	1,023,286	$0.77 (3)	$787,930	$93
Total	3,150,000		$3,148,583	$371

(1)
This registration statement shall also cover an additional indeterminable number of shares of common stock as may be required pursuant to the Shells Seafood Restaurants, Inc. 2002 Equity Incentive Plan, as amended, in the event of a stock dividend, stock split, recapitalization or other similar change in the shares.

(2)
Pursuant to Rule 457(c), the proposed maximum offering price per share was calculated based on $1.11, the average of the bid and asked price of the Registrant’s common stock on the Over-the-Counter Bulletin Board on August 29, 2005.

(3)	Pursuant to Rule 457(h)(1), the proposed maximum offering price per share is the price at which the options may be exercised.

STATEMENT UNDER GENERAL INSTRUCTION E

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 is being filed for the purposes of registering an additional 3,150,000 shares of common stock, par value $0.01 per share, of Shells Seafood Restaurants, Inc., a Delaware corporation, to be issued pursuant to the Registrant’s 2002 Equity Incentive Plan, as amended (the “2002 Plan”).

Pursuant to General Instruction E to Form S-8, the Registrant’s Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission on April 25, 2003 (No. 333-104747) is incorporated herein by reference.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

The following exhibits are filed as part of this Registration Statement.

Exhibit No.	Description

4.1	Shells Seafood Restaurants, Inc. 2002 Equity Incentive Plan, as amended (filed herewith).

5.1	Opinion of Fulbright & Jaworski L.L.P. (filed herewith).

23.1	Consent of Counsel (contained in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm (filed herewith).

24.1	Power of Attorney (included on signature page).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on this 1st day of September 2005.

SHELLS SEAFOOD RESTAURANTS, INC.

By:	/s/ Leslie J. Christon

Leslie J. Christon President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leslie J. Christon and Warren R. Nelson, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- or post- effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462 under the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leslie J. Christon	President, Chief Executive Officer	September 1, 2005
Leslie J. Christon	and Director (Principal Executive Officer)

/s/ Warren R. Nelson	Chief Financial Officer	September 1, 2005
Warren R. Nelson	(Principal Financial and Accounting Officer)

/s/ Philip R. Chapman	Chairman of the Board	September 1, 2005
Philip R. Chapman

/s/ John F. Hoffner	Director	September 1, 2005
John F. Hoffner

/s/ Michael R. Golding	Director	September 1, 2005
Michael R. Golding

/s/ Gary L. Herman	Director	September 1, 2005
Gary L. Herman

/s/ Christopher D. Illick	Director	September 1, 2005
Christopher D. Illick

/s/ Jay A. Wolf	Director	September 1, 2005
Jay A. Wolf

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INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Shells Seafood Restaurants, Inc. 2002 Equity Incentive Plan, as amended (filed herewith).

5.1	Opinion of Fulbright & Jaworski L.L.P. (filed herewith).

23.1	Consent of Counsel (contained in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm (filed herewith).

24.1	Power of Attorney (included on signature page).